Extension of (April 17, 2000) Letter of Intent   January 23, 2001

To:  Jim Martin
Lucerne Valley CSA 29
P.O. Box 459-Lucerne Valley, CA  92356
via fax:  (909-387-5968)

1. On April 17, 2000 Colorado Community Broadcast (hereinafter "CCB") and County Service Area 29 (the "Seller") signed a letter of intent (the "Agreement") for the acquiring of the license and equipment for K68CW (the "Station") owned by the Seller.

2. CCB and the Seller are in the process of drafting and agreeing on a definitive purchase agreement as called for in paragraph 4 of the Agreement. To facilitate this, all deadlines in the Agreement are extended until February 28, 2001 (the "Extension").

3. Both Seller and CCB agree to accept an executed fax copy of this Extension until an original can be executed. The originals will be received no later than 7 days after the execution of the fax copies.

4. By executing this Extension, each party confirms its mutual intentions as specified herein, and both parties agree to use their best efforts to satisfy the obligations contained herein. Neither of the parties shall rely on any oral or written representations other then as described in this AGreement or the Extension.

5. This Extension shall be deemed accepted by CCB upon Seller's execution and dating of this Agreement where indicated below and actual receipt by CCB of a facsimile of the executed document at the fax number set forth below:

        (720) 528-9760

     If this Extension is acceptable to you please sign and date where indicated below:

/s/ Peter J. Hiniker                                            Date 1/23/01
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/s/ Jim Martin                                                  Date 1/23/01
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For Seller